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                                                                    EXHIBIT 99.1

                             JOINT FILING AGREEMENT

     In accordance with Rule 13d-1(k) promulgated under the Securities Exchange Act of 1934, as amended, the persons named below agree to the joint filing on behalf of each of them of a Statement on Schedule 13D, including amendments thereto, with regard to the Preferred Stock and Common Stock of Intercallnet, Inc., a Florida corporation, and further agree that this Joint Filing Agreement be included as an exhibit to such joint filings. In evidence thereof, the undersigned hereby execute this agreement as of the 30/th/ day of September, 2002.



Date: September 30, 2002                /s/ R. Allen Stanford
                                        ----------------------------------------
                                        R. Allen Stanford


Date: September 30, 2002                STANFORD VENTURE CAPITAL
                                        HOLDINGS, INC.

                                        By: /s/ Yolanda M. Suarez
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                                                Yolanda M. Suarez
                                                Secretary